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                             EXHIBIT 24(2)

                    CONSENT OF McGLADREY & PULLEN LLP


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 (SEC File No. 333-26657) of our report, dated January 17, 1997, relating to the consolidated financial statements fo American Bancorp of Nevada and subsidiaries. We also consent to the reference of our Firm under the caption "Experts" in the Prospectus/Proxy Statement.

                                     McGLADREY & PULLEN, LLP

Las Vegas, Nevada
May 20, 1997